Exhibit 99.1

Keith Aaronson, Mark Slaughter, Edwin McGee, William Cotts, Michael Acker, Mariell Jessup, Igor Gregoric, Pranav Loyalka, Valluvan Jeevanandam, Allen Anderson, Robert Kormos, Jeffrey Teuteberg, Francis Pagani, Steven Boyce, David Hathaway, Leslie Miller for the HeartWare ADVANCE Investigators Evaluation of the HeartWare HVAD Left Ventricular Assist System for the Treatment of Advanced Heart Failure: Results of the ADVANCE Bridge to Transplant Trial American Heart Association Scientific Sessions 2010

Presenter Disclosure Information Keith Aaronson, MD, MS FINANCIAL DISCLOSURE Research Support: HeartWare*, Thoratec*, Terumo Clinical Steering Committee: HeartWare Personal remuneration: none * My activities with HeartWare and Thoratec have been reviewed and approved by the University of Michigan Medical School Conflict of Interest Board and a management plan is in place. UNLABELED/UNAPPROVED USES DISCLOSURE I will discuss investigational use of the HeartWare HVAD

HeartWare Ventricular Assist System HVAD miniaturized implantable blood pump Pericardial placement - no pump pocket Provides up to 10 L/min of flow Centrifugal design, continuous flow Hybrid magnetic / hydrodynamic impeller suspension Optimizes flow, pump surface washing, and hemocompatibility Thin (4.2 mm), flexible driveline with fatigue resistant cables

Multi-site (30), prospective trial to evaluate the HeartWare HVAD as a bridge-to-transplant in the US Enrollment period was August 2008 to February 2010 All patients were followed for ^ 180 days following implant or until earlier cardiac transplantation, device explant for recovery or death Treatment group was compared to a contemporaneous control group consisting of patients enrolled in the Interagency Registry for Mechanically Assisted Circulatory Support (INTERMACS) who received a commercially-available, durable, left ventricular assist device as a BTT ADVANCE Trial Design

Derivation of Treatment & Control Populations

Treatment Group (n=137)

- **Inclusion Criteria:** age >18 years, BSA >1.2m², NYHA Class IV, listed UNOS Status 1A or 1B
- Standard LVAD/transplant exclusion criteria
- IABP only allowable preop circulatory support


Enrolled (n = 157)
- Screen failures (17)
= Intent to Treat (140)
- 3 patients*
= Per Protocol Pop.
n = 137

INTERMACS Control (n=499)

Adult patients who received a primary LVAD as a BTT during the enrollment period

- Listed for transplant at time of implant
- BSA ≥ 1.2m²
- Serum creatinine ≤ 5 without dialysis
- Not on ventilator
- First VAD
- IABP only allowable preop circulatory support


Enrolled (n = 3187)
Patients excluded who did not meet criteria for primary analysis cohort
n = 499

* 2 excluded for liver enzymes >3x normal, 1 excluded for participation in another trial

Primary Outcome Success*, defined as survival on the originally implanted device, transplant or explant for ventricular recovery (must survive 60 days post- explant) at 180 days Analysis adjusted by propensity score Predictors: age, gender, BUN, creatinine, BSA, right atrial pressure, prior sternotomy, INTERMACS profile Secondary Outcomes Comparison of survival between treatment and control groups Functional and QoL outcomes and AEs in the treatment group Functional status changes, measured by 6-min walk test QoL changes, measured by KCCQ and EuroQoL EQ-5D Incidence of SAEs * Per Protocol cohort ADVANCE Trial: Analyses

Control(n=499) P value 52.2 +- 12.2 0.19 120 (24%) 0.36 2.07 +- 0.3 0.59 28.9 +- 20.9 0.94 11.5 +- 5.0 0.53 1.4 +- 0.6 0.89 ADVANCE Trial: Baseline Characteristics

Propensity Score INTERMACS Patient Profile * Safety Population (N=140) for INTERMACS Patient Profile; Per Protocol Population (N=137) for Propensity Score INTERMACS & Propensity Score

Control Group Success: 90.1% Treatment Group Success: 92.0% Difference: -1.9% 95% Upper Confidence Limit (UCL) on difference 0.9% Principal Analysis: Noninferiority The UCL, 0.9%, is less than the prespecified 15% noninferiority margin. Treatment group success is noninferior to control (p<0.001) Secondary Analysis: Superiority Unadjusted: Difference = -1.9%, p = 0.62 Propensity score adjusted: Difference = -3.1%, p = 0.20 All results are from the Per Protocol cohort. For noninferiority analysis, p value one-sided; for superiority analysis, p values two-sided ADVANCE Trial Primary Outcome: Success

Days Post Implant Proportion of Patients 62.8% Alive 29.2% Transplant 3.6% Death 4.4% Device Exchange 92.0% Transplant or Alive ADVANCE Trial Treatment Group Outcomes (Per Protocol Population) Patients at Risk 137 125 104 86 58 31 22 NOTE: Original device in place for all outcomes

Days Post Implant % Survival Event: Death (censored at transplant or recovery) ITT Population Patients at Risk Treatment 140 128 108 92 63 36 26 Patients at Risk Control 499 440 370 305 228 176 127 ADVANCE Trial Secondary Outcome: Survival Days Post Implant Treatment Control 30 98.6% 96.6% 90 95.6% 93.6% 180 93.9% 90.2% 360 90.6% 85.7% p = .39 HVAD Control

Quality of Life and Functional Capacity



KCCQ
Clinical Summary | Overall Summary
EQ-5D VAS
6 Min Walk
Better QoL / Best Health Status
Worst QoL/ Health Status
Absolute Score
Mean Distance (m)
100
80
60
40
20
0
250
200
150
100
50
0
Δ = +77%
Δ = +106%
Δ = +106%
Δ = +91%
43
76
33
68
33
68
124
237
Baseline
3 Months
Baseline
3 Months
Baseline
3 Months
Baseline
3 Months
n = 79
79
79

All paired differences p<0.001

Pagani, et al.Event Rate PPY†† 0.45 Not reported 0.85 0.31 0.35 0.03 0.09 0.05 0.04 Adverse Events in Treatment Group (n = 140) Adverse Events in Treatment Group (n = 140) †† Pagani, et al. JACC 54: 312-321, 2009; 181.8 Patient-Years †87.47 Patient-Years 2 Five of 10 (50%) ischemic strokes occurred in first 48 hours following HVAD implant 3 Eight of 10 (80%) of ischemic stroke patients recovered to Modified Rankin Scores ^ 3

Pagani, et al. Event Rate PPY†† 0.40 0.09 0.20 0.14 0.06 0.04 0.48 0.17 0.07 †† Pagani, et al. JACC 54: 312-321, 2009; 181.8 Patient-Years †87.47 Patient-Years Adverse Events in Treatment Group (n = 140)

Treatment assignment was not randomized and therefore relevant baseline characteristics may differ between groups Difficult to compare clinical trial outcomes to those of a national registry due to differences in data collection and adjudication Serial assessment of functional capacity and quality of life were limited by inability to collect data on some critically ill patients, possibly leading to underestimations of the true benefits of investigational device therapy ADVANCE Trial: Study Limitations

Implantation of the small, continuous-flow HVAD pump contained in the pericardial space was associated with a high probability of success (92%) at 180 days HVAD pump demonstrated noninferiority to contemporaneously implanted, commercially available ventricular assist devices 1.4% 30-day mortality 94% survival at 180 days, 91% survival at 360 days Favorable adverse event profile when used as a BTT Marked improvement in functional capacity and quality of life improvements similar to those obtained with cardiac transplantation ADVANCE Trial: Conclusions